UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2008

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) — Resignation of Joseph B. Leonard as Director

As previously announced in the AirTran Holdings Inc. (the “Company”) press release dated May 21, 2008, Joseph B. Leonard resigned from the Board of Directors (the “Board”) of the Company, effective as of May 31, 2008. Mr. Leonard had no disagreements with the Company. At the time of resignation, Mr. Leonard was not serving on any committee of the Board.

Item 5.02(c) — Promotion of Arne G. Haak to Chief Financial Officer

On June 11, 2008, the Board announced that it had appointed Arne G. Haak to the position of chief financial officer and senior vice-president finance. Mr. Haak, 40, will also continue to serve as treasurer. Mr. Haak joined the Company in 1999 as Director of Financial Analysis. In 2001 Mr. Haak was promoted to Director of Corporate Finance and served in such capacity until 2005 when he was promoted to Vice President of Finance and Treasurer. From 1992 to 1999 Mr. Haak held various positions with U.S. Airways, including Manager of Domestic and International Pricing. In connection with Mr. Haak’s new position of Chief Financial Officer and senior vice-president finance, his base salary payable under his existing executive benefits agreement was increased to $275,000, effective as of June 11, 2008, and he was granted 50,000 shares of restricted stock vesting in thirds on February 6, 2009, 2010 and 2011, respectively.

Item 5.02(d) — Election of Geoffrey T. Crowley as Director

On June 11, 2008, the Company elected Geoffrey T. Crowley, in accordance with Article Four of the Company’s By-laws as Amended and Restated on July 28, 2005, to fill the vacancy on its Board created when Joseph Leonard resigned from the Board effective as of May 31, 2008. Mr. Crowley will, in addition to his regular Board duties, serve on the Company’s Compensation Committee. In connection with Mr. Crowley’s election as a Director, he received a cash payment of $33,000 dollars in accordance with the Board’s usual policies, and was granted 18,050 shares of restricted stock vesting in thirds on June 11, 2009, 2010 and 2011, respectively, in accordance with the Company’s annual stock grant policy for all directors.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release of AirTran Holdings, Inc. announcing promotion of Arne G. Haak to Chief Financial Officer.

99.2	Press Release of AirTran Holdings, Inc. announcing election of Geoffrey T. Crowley to Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc. (Registrant)

Date: June 17, 2008	/s/ Richard P. Magurno
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release of AirTran Holdings, Inc. announcing promotion of Arne G. Haak to Chief Financial Officer.

99.2	Press Release of AirTran Holdings, Inc. announcing election of Geoffrey T. Crowley to Board of Directors.

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